Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Computer Software Innovations, Inc. on Form SB-2 of our report, dated March 8, 2005 related to the financial statements as of and for the year ended December 31, 2004, for VerticalBuyer, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 28, 2005